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                                                                    EXHIBIT 10.5

Company Press Release

For Immediate Release
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Wolfpack Corporation to acquire Jetco Communications Corporation

RALEIGH, N.C.--April 20, 2000-Wolfpack Corporation (OTCBB: WLFP) today announced that it has entered into agreements to acquire JetCo Communications Corporation.

Under the agreements, Wolfpack will acquire a majority of the issued and outstanding capital stock of JetCo, including its subsidiaries, which do business under the names E-Z Fon Services, Inc. ("E-Z Fon") and E-Z Wireless, Inc. ("E-Z Wireless"). JetCo shareholders will receive 10,001,850 shares of newly issued common stock of Wolfpack. Under the terms of the transaction, JetCo shareholders will own approximately 57% of the capital stock of Wolfpack on a fully diluted basis.

The acquisition is subject to several conditions, including JetCo acquiring businesses with revenues of an aggregate of at least $1,000,000.

E-Z Fon provides prepaid local telephone service to just over 1,100 customers in Texas. Revenues for the first quarter were approximately $206,000 and net profits were approximately $33,000. Revenues for last year were approximately $211,000 with a net loss of approximately $9,000.

E-Z Wireless is a prepaid cellular phone service provider operating in Texas and has service agreements in seven other states. Revenues were approximately $115,000 for the first quarter and $122,000 from inception (July 1999) through December 1999. E-Z Wireless broke even during those periods.

JetCo plans to acquire several customer bases and distribution channels in Texas and throughout the United States with the goal of obtaining 50,000 customers by the end of 2000.

JetCo has also developed proprietary Integrated Communications Provider ("ICP") software, which JetCo anticipates will be completed during the second quarter. The software, along with the anticipated new service agreements will enable E-Z Fon to provide local phone service, long distance, wireless, paging, Internet and satellite television services to both prepaid and conventional invoiced residential customers.

Peter L. Coker, the President of Wolfpack, stated: "We believe that this acquisition will allow us to enter into a new and exciting business with potential rapid growth and favorable margins."

Wolfpack has also acquired 7,000,000 shares of JetCo common stock at an effective price of $.10
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per share for the purpose of financing the JetCo acquisitions, including the acquisition of the E-Z Fon business operations. This resulted in Wolfpack owning approximately 43% of JetCo's outstanding common stock. Wolfpack has an option to purchase up to 2,500,000 shares of the common stock of JetCo at $0.10 per share until June 30, 2001, or the option may terminate earlier if JetCo closes the acquisitions by June 30, 2000.


Wolfpack Corporation is a holding company, the principal assets of which consist of the capital stock of each of AAM Investment Council, Inc., a currently inactive investment management company, and Dina Porter, Inc., a retailer of high quality women's fashion apparel and accessories. For further information, contact: Wolfpack at (919) 831-1351.

Disclaimer: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.